AMENDMENT NO. 8 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 8 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of October 8, 2020 by and among SOUTHWESTERN ENERGY COMPANY, a Delaware corporation (the “Borrower”), the Lenders signatory hereto and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

RECITALS:

WHEREAS, reference is made to that certain Credit Agreement dated as of April 26, 2018, by and among the Borrower, the Lenders from time to time party thereto and the Administrative Agent (as amended by that certain Amendment No. 1 to Credit Agreement dated as of October 23, 2018, that certain Amendment No. 2 to Credit Agreement dated as of October 8, 2019, that certain Amendment No. 3 to Credit Agreement dated as of November 1, 2019, that certain Amendment No. 4 to Credit Agreement dated as of December 20, 2019, that certain Amendment No. 5 to Credit Agreement dated as of January 31, 2020, that certain Amendment No. 6 to Credit Agreement dated as of July 31, 2020, and that certain Amendment No. 7 to Credit Agreement dated as of August 18, 2020, the “Existing Credit Agreement”, and the Existing Credit Agreement, as amended hereby, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Lenders agree to amend certain provisions of the Existing Credit Agreement, effective as of the Amendment No. 8 Effective Date (as defined herein), and the Lenders party hereto have agreed to amend the Existing Credit Agreement as of such date as hereinafter set forth;

WHEREAS, effective as of the Amendment No. 8 Effective Date, Lenders constituting the Required Lenders have agreed to reaffirm the amount of the Borrowing Base as provided for herein;

WHEREAS, effective as of the Montage Merger Effective Date (as defined herein), each Exiting Lender (as defined below) will assign and reallocate its Commitment and Credit Exposure to the Increasing Lenders (as defined below) as set forth herein; and

WHEREAS, in connection with the Montage Merger, the Borrower has requested that the Increasing Lenders agree to (a) increase the Borrowing Base and (b) amend certain provisions of the Credit Agreement, in each case effective as of the Montage Merger Effective Date, and the Increasing Lenders have agreed to increase the Borrowing Base and amend the Credit Agreement effective as of the Montage Merger Effective Date, in each case as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.     Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. In addition, as used in this Amendment, the following terms have the meanings set forth below:

“Exiting Lender” means each Lender identified as an “Exiting Lender” on Annex II attached hereto.

“Increasing Lender” means each Lender identified as an “Increasing Lender” on Annex II attached hereto.

“Montage Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated as of February 28, 2019, by and among Montage, as borrower, Bank of Montreal, as administrative agent, and the lenders party thereto from time to time, as amended, supplemented or otherwise modified from time to time.

Section 2.     Amendments to Credit Agreement (Amendment No. 8 Effective Date). Subject to the satisfaction of the conditions precedent set forth in Section 8 below, as of the Amendment No. 8 Effective Date, the Existing Credit Agreement shall be amended as follows:

(a)    Section 1.01 of the Existing Credit Agreement is amended by amending and restating the following defined terms:

“Aggregate Commitments” means the aggregate of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(b)    Section 1.01 of the Existing Credit Agreement is amended by adding the following defined terms in appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Anticipated Transfer Period” has the meaning specified in Section 2.09(f)(ii).

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may be a SOFR-Based Rate) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBO Rate for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement; provided further that any such Benchmark Replacement shall be administratively feasible as determined by the Administrative Agent in its sole discretion.

“Benchmark Replacement Adjustment” means the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBO Rate with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time (for the avoidance of doubt, such Benchmark Replacement Adjustment shall not be in the form of a reduction to the Applicable Rate).

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBO Rate:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the LIBO Screen Rate permanently or indefinitely ceases to provide the LIBO Screen Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the LIBO Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBO Screen Rate announcing that such administrator has ceased or will cease to provide the LIBO Screen Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBO Screen Rate, a resolution authority with jurisdiction over the administrator for the LIBO Screen Rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBO Screen Rate, in each case which states that the administrator of the LIBO Screen Rate has ceased or will cease to provide the LIBO Screen Rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBO Screen Rate; and/or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBO Screen Rate announcing that the LIBO Screen Rate is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBO Rate and solely to the extent that the LIBO Rate has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced the LIBO Rate for all purposes hereunder pursuant to Section 2.12.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period) being established by the Administrative Agent in accordance with:

(1) the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2) if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that the Administrative Agent determines in its reasonable discretion are substantially consistent with any evolving or then-prevailing market convention for determining compounded SOFR for U.S. dollar-denominated syndicated credit facilities at such time;

provided, further, that if the Administrative Agent decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for the Administrative Agent, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the applicable Interest Period with respect to the LIBO Rate.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent; or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 2.12 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBO Rate, and

(2) (i) the election by the Administrative Agent; or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent.

“Excess Cash Amount” has the meaning specified in Section 2.09(f)(i).

“Excluded Cash” means (a) any cash and cash equivalents to be used to pay obligations of the Borrower and its Restricted Subsidiaries (including, without limitation, obligations with respect to (i) payroll or employee benefits, (ii) Taxes and (iii) royalties, working interest payments, vendor payments, suspense payments, production payments and similar payments that are customary in the oil and gas industry) then due and owing (or to be due and owing within five (5) Business Days of such date) and for which the Borrower and its Restricted Subsidiaries have issued checks or have initiated wires or ACH transfers in order to pay such obligations (or, in their respective good faith discretion, will issue checks or initiate wires or ACH transfers within five (5) Business Days in order to make such payments (such checks, wires or ACH transfers referred to in this parenthetical, “Anticipated Transfers”)), (b) any cash or cash equivalents set aside in cash collateral accounts to cash collateralize Letters of Credit, and (c) any cash or cash equivalents constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits.

“Federal Reserve Bank of New York’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the NYFRB, as the administrator of the benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s Website.

“SOFR-Based Rate” means SOFR, Compounded SOFR or Term SOFR.

“Specified Cap” means $200,000,000.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

(c)    A new Section 1.07 is hereby added to the Existing Credit Agreement as follows:

SECTION 1.07. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any letter of credit agreement or application related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

(d)    Section 2.09 of the Credit Agreement is hereby amended by (i) renaming clause (f) as clause (g); (ii) renaming clause (g) as clause (h); and (iii) adding a new clause (f) after clause (e) therein that shall read as follows:

(f) Mandatory Prepayments with Excess Cash Amounts.

(i) If, at the end of the last Business Day of any week, the aggregate amount of unrestricted cash and cash equivalents on hand of the Loan Parties minus Excluded Cash at the end of such Business Day exceeds the Specified Cap (the amount of such excess over the Specified Cap for such Business Day, the “Excess Cash Amount”), then the Borrower shall prepay the Loans on the fifth (5th) succeeding Business Day in an aggregate principal amount equal to the lesser of (x) the Excess Cash Amount, and (y) the aggregate principal amount of Loans then outstanding.

(ii) If any Anticipated Transfer is not made within the relevant five (5) Business Day period referred to in the parenthetical to clause (a) of the definition of “Excluded Cash” (such period, the “Anticipated Transfer Period”), (A) the cash and/or cash equivalents associated with such Anticipated Transfer shall be disqualified as Excluded Cash, (B) the Excess Cash Amount shall be recalculated under clause (i) of this paragraph (f), giving effect to such disqualified Excluded Cash and (C) if, as a result of such recalculation, the Excess Cash Amount has increased from the prior calculation thereof, the Borrower shall prepay the Loans in an aggregate principal amount equal to such increase on the first Business Day after the end of the Anticipated Transfer Period.

(iii) Any prepayment of Loans made pursuant to this paragraph (f) shall be applied first to any outstanding ABR Loans to the full extent thereof before being applied to Eurodollar Loans, in each case in a manner which minimizes the amount of any payments required to be made by the Borrower pursuant to Section 2.14.

(e)    Section 2.12 of the Existing Credit Agreement is hereby amended by:

(i)    amending and restating the lead-in to clause (a) in its entirety as follows:

Subject to clauses (b), (c), (d) and (e) of this Section 2.12, if prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(ii)    amending and restating clause (b) in its entirety as follows:

(b) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace the LIBO Rate with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m., New York City time, on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower, so long as the Administrative Agent has not received, by such time, written notice of objection to such proposed amendment from Lenders comprising the Required Lenders; provided that, with respect to any such proposed amendment containing any SOFR-Based Rate, the Lenders shall be entitled to object only to the Benchmark Replacement Adjustment contained therein. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBO Rate with a Benchmark Replacement will occur prior to the applicable Benchmark Transition Start Date.

(iii)    adding a new clause (c) that shall read as follows:

(c) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iv)    adding a new clause (d) that shall read as follows:

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.12.

(v)    adding a new clause (e) that shall read as follows:

(e) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

(f)    Section 4.02 of the Credit Agreement is hereby amended by:

(i) adding a new clause (f) that shall read as follows:

(f) In the case of any Credit Extension, the aggregate amount of unrestricted cash and cash equivalents on hand of the Loan Parties (after giving effect to such Credit Extension and the application of the proceeds thereof within five (5) Business Days after the date of such Credit Extension) shall not exceed the Specified Cap.

(ii) replacing the last paragraph of Section 4.02 in its entirety with the following:

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a), (b), (c), (d) and (f) of this Section 4.02.

(g)    Section 9.02 of the Existing Credit Agreement is hereby amended by replacing the words “Section 2.12(b)” therein with “Section 2.12(b) and (c)”.

(h)    Section 9.18 of the Existing Credit Agreement is hereby amended and restated as follows:

SECTION 9.18 Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

(i)    Schedule 1.01A of the Credit Agreement shall be amended and restated in its entirety to read as set forth on Annex I attached hereto.

Section 3.     Borrowing Base Reaffirmation (Amendment No. 8 Effective Date). Effective as of the Amendment No. 8 Effective Date, the Borrowing Base is reaffirmed to be $1,800,000,000 (the “Fall 2020 Redetermination”). The Borrowing Base, as reaffirmed by this Section 3, shall remain in effect until the next Scheduled Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions, whichever occurs first; provided that the Administrative Agent and the Required Lenders shall not request an Interim Redetermination prior to the earliest of (i) the Montage Merger Effective Date, (ii) the date the Montage Merger Agreement is terminated and (iii) February 12, 2021. For the avoidance of doubt, the Fall 2020 Redetermination shall be deemed to be the Scheduled Redetermination which would have otherwise occurred on October 1, 2020.

Section 4.     Assignments and Reallocations of Commitments; Adjustments to Credit Exposures (Montage Merger Effective Date).

(a)    Effective as of the Montage Merger Effective Date (but immediately prior to giving effect to Sections 5, 6 and 7 of this Amendment), the Exiting Lenders’ respective Commitments, Loans, LC Exposures and Swingline Exposures shall be assigned and reallocated to the Increasing Lenders, such that after giving effect to such assignments and reallocations (the “Reallocations”), (i) the Commitments of the Lenders shall be as set forth on Annex III attached hereto and (ii) the principal amount of the Loans owing to each Lender shall be equal to such Lender’s Applicable Percentage (determined by reference to such Lender’s Commitment as set forth on Annex III attached hereto) of the aggregate principal amount of all Loans outstanding at such time. With respect to the Reallocations, each Increasing Lender shall be deemed to have acquired the Commitment, Loans, LC Exposure and Swingline Exposure assigned and reallocated to it from each of the Exiting Lenders pursuant to the terms of the Assignment and Assumption attached as Exhibit A to the Credit Agreement as if each such Increasing Lender had executed an Assignment and Assumption with respect to such Reallocations. Each of the Borrower, each Issuing Bank, the Swingline Lender and the Administrative Agent hereby consents to the Reallocations.

(b)    Effective as of the Montage Merger Effective Date (but immediately prior to giving effect to Sections 5, 6 and 7 of this Amendment), Schedule 2.01 to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Annex III attached hereto.

(c)    Effective as of the Montage Merger Effective Date (but immediately prior to giving effect to Sections 5, 6 and 7 of this Amendment), (i) each Increasing Lender shall advance new Loans which shall be funded to the Administrative Agent and used to repay Loans outstanding to each Exiting Lender, (ii) each Increasing Lender’s participation in each Letter of

Credit, if any, and each Swingline Loan, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to the Reallocations), (iii) such other adjustments shall be made as the Administrative Agent shall specify so that the Credit Exposure applicable to each Increasing Lender equals its Applicable Percentage (after giving effect to the Reallocations), and (iv) the Borrower shall be required to make any break-funding payments to the Exiting Lenders required under Section 2.14 of the Credit Agreement resulting from the prepayment of Loans and the other adjustments described in this Section 4(c).

Section 5.    Exiting Lenders (Montage Merger Effective Date). Effective as of the Montage Merger Effective Date (after giving effect to Section 4 of this Amendment, but immediately prior to giving effect to Sections 6 and 7 of this Amendment), (a) each Exiting Lender shall cease to be a party to the Credit Agreement, (b) no Exiting Lender shall have any obligations or liabilities under the Credit Agreement with respect to the period from and after the Montage Merger Effective Date (after giving effect to Section 4 of this Amendment, but immediately prior to giving effect to Sections 6 and 7 of this Amendment) and, without limiting the foregoing, no Exiting Lender shall have any Commitment under the Credit Agreement or any participation in any Letter of Credit or Swingline Loan outstanding thereunder, and (c) no Exiting Lender shall have any rights under the Credit Agreement or any other Loan Document (other than (i) indemnification and other rights under the Credit Agreement expressly stated to survive the termination of such agreement and the repayment of amounts outstanding thereunder and (ii) any rights under the Credit Agreement or any other Loan Document in respect of any Secured Swap Obligations owing to any Exiting Lender). Each Exiting Lender joins in the execution of this Amendment solely for purposes of effectuating this Amendment pursuant to Section 8 of this Amendment and evidencing its agreement to the provisions of Section 4 and this Section 5.

Section 6.    Amendments to Credit Agreement (Montage Merger Effective Date). Subject to the satisfaction of the conditions precedent set forth in Section 9 below, effective as of the Montage Merger Effective Date, the Credit Agreement shall be amended as follows:

(a)    The cover page of the Credit Agreement shall be amended to add “BANK OF MONTREAL”, “TRUIST BANK” and “PNC BANK, NATIONAL ASSOCIATION” as Joint Lead Arrangers and Joint Bookrunners.

(b)    Section 1.01 of the Credit Agreement shall be amended by amending and restating the following defined terms:

“Issuing Bank” means each of (a) JPMorgan, (b) Bank of America, N.A., (c) Citibank, N.A., (d) Mizuho Bank, Ltd, (e) Royal Bank of Canada, (f) MUFG Bank, Ltd., (g) Wells Fargo Bank, National Association, (h) Bank of Montreal, (i) Truist Bank, (j) PNC Bank, National Association and (k) any other Lender identified by the Borrower pursuant to Section 2.04(k) (and reasonably acceptable to the Administrative Agent) that agrees to act as an Issuing Bank, in each case in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.04(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. Each reference herein to the “Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.

“Joint Lead Arranger” means each of JPMorgan, Citibank, N.A., BofA Securities, Inc., Wells Fargo Securities, LLC, Mizuho Bank, Ltd., MUFG Bank, Ltd., RBC Capital Markets, LLC, Bank of Montreal, Truist Bank, and PNC Bank, National Association and, collectively, the “Joint Lead Arrangers.”

“Letter of Credit” means any letter of credit issued pursuant to this Agreement, including the Existing Letters of Credit and the Montage Letters of Credit.

(c)    Section 1.01 of the Credit Agreement shall be amended by adding the following defined terms in appropriate alphabetical order:

“Amendment No. 8” means that certain Amendment No. 8 to Credit Agreement, entered into as of October 8, 2020, by and among the Borrower, the Lenders signatory thereto and the Administrative Agent.

“Montage Letters of Credit” means, collectively, the letters of credit set forth on Schedule 2.04A under the heading “Montage Letters of Credit”.

“Montage Loan Party” has the meaning assigned to such term in Amendment No. 8.

“Montage Merger Effective Date” has the meaning assigned to such term in Amendment No. 8.

(d)    Section 2.04(l) of the Credit Agreement shall be amended by adding the following at the end thereof:

On the Montage Merger Effective Date, each of the Montage Letters of Credit shall be deemed to have been issued as a Letter of Credit under this Agreement by the applicable Issuing Bank, and such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each of the Lenders, and each Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation (on the terms specified in this Section 2.04) in each Montage Letter of Credit equal to such Lender’s Applicable Percentage thereof. Each Lender acknowledges and agrees that its obligation to acquire participations in Montage Letters of Credit pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Commitments, and that each payment by a Lender in respect of such participations shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)    Section 5.04 of the Credit Agreement shall be amended by adding the following sentence to the end of such Section:

Notwithstanding anything to the contrary, the Borrower’s and its Subsidiaries’ obligations under this Section 5.04 shall be subject to Section 5.16.

(f)    Section 5.13 of the Credit Agreement shall be amended by replacing the words “Subject to Section 5.12” each time such words are used therein with “Subject to Section 5.12 and 5.16”.

(g)    The Credit Agreement shall be amended by adding a new Section 5.16 as follows:

SECTION 5.16 Post Montage Merger Effective Date Covenants. No later than thirty (30) days after the Montage Merger Effective Date (or such later date as the Administrative Agent may approve in its sole discretion), (a) the Borrower shall deliver to the Administrative Agent (i) evidence of property and liability insurance covering the Montage Loan Parties and their Properties satisfying the requirements of Section 5.04 (without giving effect to the last sentence of such Section) and otherwise with appropriate endorsements naming the Administrative Agent, for the benefit of the Secured Parties, as “lender loss payee” under its property loss policies to the extent insuring Collateral and as “additional insured” on its comprehensive and general liability policies, well control and gradual pollution policies, and (ii) if requested by the Administrative Agent, copies of such insurance policies and (b) each Montage Loan Party shall have caused such Montage Loan Party’s Deposit Accounts and Securities Accounts (in each case, other than Excluded Accounts) to be Controlled Accounts.

(h)    Section 6.14 of the Credit Agreement shall be amended by replacing the words “Subject to Section 5.12 and Section 5.13” therein with “Subject to Section 5.12, Section 5.13 and Section 5.16”.

(i)    Section 7.01(c) of the Credit Agreement shall be amended by replacing the reference to “5.12” therein with “5.12, 5.16”.

(j)    Schedule 1.01B of the Credit Agreement shall be amended and restated in its entirety to read as set forth on Annex IV attached hereto.

(k)    The Credit Agreement shall be amended by adding Schedule 2.04A as set forth on Annex V attached hereto and amending the Schedules section of the table of contents to add a reference to “Schedule 2.04A – Montage Letters of Credit”, in each case in the appropriate order.

Section 7.    Borrowing Base Increase (Montage Merger Effective Date). Effective as of the Montage Merger Effective Date, the Borrowing Base is increased to be $2,000,000,000 (the “Montage Merger Effective Date Redetermination”). The Borrowing Base, as increased by this paragraph, shall remain in effect until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under the Borrowing Base Adjustment Provisions after the Montage Merger Effective Date, whichever occurs first. For the avoidance of doubt, the parties hereto agree that the Montage Merger Effective Date Redetermination shall be neither a Scheduled Redetermination nor an Interim Redetermination under the terms of the Credit Agreement.

Section 8.    Amendment No. 8 Effective Date; Conditions Precedent. This Amendment and the amendments to the Existing Credit Agreement set forth in Section 2 of this Amendment shall become effective on the date (the “Amendment No. 8 Effective Date”) on which the following conditions have been satisfied:

(a)    the Administrative Agent shall have received, in form and substance reasonably satisfactory to the Administrative Agent, a counterpart of this Amendment executed by the Borrower, the Administrative Agent and each of the Lenders;

(b)    the Borrower shall have paid, to the extent invoiced at or before 1:00 p.m., New York City time, on the Business Day immediately prior to the Amendment No. 8 Effective Date, all out-of-pocket expenses required to be reimbursed or paid by the Borrower pursuant to Section 9.03 of the Credit Agreement or any other Loan Document;

(c)    the representations and warranties contained in Section 10 hereof shall be true and correct; and

(d)    no Default or Event of Default shall have occurred and be continuing.

The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Banks of the Amendment No. 8 Effective Date, and such notice shall be conclusive and binding.

Section 9.    Montage Merger Effective Date; Conditions Precedent. The amendments to the Credit Agreement set forth in Section 6 of this Amendment and the Borrowing Base increase set forth in Section 7 of this Amendment shall become effective on the date (the “Montage Merger Effective Date”) on which the following conditions have been satisfied:

(a)    On or substantially simultaneously with the Montage Merger Effective Date, the Montage Merger shall have been consummated in accordance with the Montage Merger Agreement, and each consent, approval, filing, declaration and registration required to be obtained under the Montage Merger Agreement shall have been obtained.

(b)    The Administrative Agent (or its counsel) shall have received (i) that certain engineering report concerning the Oil and Gas Properties of the subsidiaries of Montage identified on Annex VI attached hereto (each, a “Montage Loan Party” and collectively, the “Montage Loan Parties”) as of June 30, 2020, prepared by or under the supervision of the chief engineer of Montage (the “Montage Reserve Report”; the Oil and Gas Properties evaluated in the Montage Reserve Report, the “Montage Borrowing Base Properties”), and (ii) a certificate of a Responsible Officer (as such term is defined in the Montage Credit Agreement) of an Montage Loan Party, certificating as to matters in the Montage Reserve Report and which complies in all material respects with the requirements of Section 8.12(c) of the Montage Credit Agreement.

(c)    The Administrative Agent (or its counsel) shall have received (in each case, in form and substance acceptable to the Administrative Agent):

(i)    from each of the Montage Loan Parties, an executed counterpart of a Subsidiary Guaranty Supplement (as defined in the Subsidiary Guaranty) and a Security Agreement Supplement (as defined in the Security Agreement);

(ii)    Notes executed by the Borrower and payable to each Increasing Lender requesting (at least one Business Day prior to the Montage Merger Effective Date) a new Note reflecting such Increasing Lender’s increased Commitment, duly completed and dated the Montage Merger Effective Date;

(iii)    all UCC financing statements necessary or advisable to perfect the security interests created by the Security Agreement (as supplemented by the Security Agreement Supplement) with respect to the Montage Loan Parties;

(iv)    from each Montage Loan Party owning Montage Borrowing Base Properties, a counterpart of each Mortgage (collectively, the “Montage Merger Effective Date Mortgages”), signed on behalf of such party and properly notarized, such that the Administrative Agent shall be reasonably satisfied that such Mortgages, when taken together with all then-existing Mortgages, create first priority, perfected Liens (subject only to Permitted Mortgaged Property Liens) on Mortgaged Properties which represent at least 85% of the total PV-9 of the (x) the Borrowing Base Properties evaluated in the Reserve Report most recently delivered pursuant to Section 5.15 of the Credit Agreement and (y) the Montage Borrowing Base Properties, taken together ((x) and (y) taken together, the “Post-Montage Merger Borrowing Base Properties”);

(v)    title information with respect to the Loan Parties’ and the Montage Loan Parties’ title to Hydrocarbon Interests constituting at least 80% of the total PV-9 of the Post-Montage Merger Borrowing Base Properties and such information shall not have revealed any condition or circumstance that would reflect that the representations and warranties contained in Section 3.20(a) of the Credit Agreement are inaccurate in any material respect (as applied to the Post-Montage Merger Borrowing Base Properties);

(vi)    all original stock certificates or other certificates evidencing the certificated Equity Interests pledged pursuant to the Security Agreement (as supplemented by the Security Agreement Supplement), together with an undated stock power duly executed in blank by the registered owner thereof or any other documents or instruments necessary to transfer such certificates for each such certificate;

(vii)    appropriate Lien search results or certificates (including UCC search certificates) as of a recent date reflecting no prior Liens encumbering the assets of the Montage Loan Parties other than those being released on or prior to the Montage Merger Effective Date or Permitted Liens;

(viii)    a certificate of the secretary or assistant secretary of each Montage Loan Party, dated the Montage Merger Effective Date, certifying on behalf of such Montage Loan Party:

(A)    that attached to such certificate are (1) a true and complete copy of the certificate of incorporation and bylaws (or equivalent documents) of such Montage Loan Party, as in full force and effect on the Montage Merger Effective Date, and (2) a true and complete copy of a certificate from the appropriate Governmental Authority of the jurisdiction of incorporation or organization of such Montage Loan Party certifying that such Montage Loan Party is validly existing and in good standing in such jurisdiction, dated a recent date prior to the Montage Merger Effective Date, and (3) true and complete copies of certificates from the appropriate Governmental Authority of each jurisdiction in which such Montage Loan Party owns Oil and Gas Properties constituting Collateral evidencing that such Montage Loan Party is in good standing and authorized to do business in such jurisdiction, dated a recent date prior to the Montage Merger Effective Date;

(B)    that attached to such certificate is a true and complete copy of resolutions duly adopted by the board of directors (or other applicable governing body) of such Montage Loan Party authorizing the execution, delivery and performance of the Subsidiary Guaranty Supplement, the Security Agreement Supplement, the Montage Merger Effective Date Mortgages and the other Loan Documents to which such Montage Loan Party is or is intended to be a party; and

(C)    as to the incumbency and specimen signature of each officer of such Montage Loan Party executing the Subsidiary Guaranty Supplement, the Security Agreement Supplement, the Montage Merger Effective Date Mortgages and the other Loan Documents to which such Montage Loan Party is or is intended to be a party;

(ix)    favorable, signed opinions (addressed to the Administrative Agent and the Lenders and dated the Montage Merger Effective Date) of (A) Latham & Watkins LLP, counsel for the Montage Loan Parties, covering such matters as the Administrative Agent shall reasonably request and (B) Babst Calland, special Ohio, Pennsylvania and West Virginia counsel for the Montage Loan Parties, covering such matters relating to the Montage Merger Effective Date Mortgages to be recorded in the States of Ohio, Pennsylvania and West Virginia as the Administrative Agent shall reasonably request (and the Borrower hereby requests each such counsel to deliver such opinions);

(x)    a certificate of the Borrower executed on its behalf by an Authorized Officer dated the Montage Merger Effective Date:

(A)    certifying that the representations and warranties of the Loan Parties (including, for the avoidance of doubt, the Montage Loan Parties) set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or reference to Material Adverse Effect in the text thereof, that such representations and warranties are true and correct in all respects) on and as of the Montage Merger Effective Date, except to the extent made as of a specific date, which representations and warranties shall be true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties being true and correct in all respects as of such specific date);

(B)    certifying that at the time of and immediately after giving effect to the Credit Extensions to be made on the Montage Merger Effective Date, no Default or Event of Default has occurred and is continuing;

(C)    certifying as to the matters described in Sections 9(a), 9(e) and 9(f) of this Amendment; and

(D)    with respect to each Loan Party other than the Montage Loan Parties, ratifying and reaffirming its obligations and liabilities under each of the Loan Documents;

(xi)    all then-existing or available third party environmental reports, environmental assessments and other reports relating to the environmental condition of the Oil and Gas Properties of the Montage Loan Parties prepared at the request of the Borrower and reasonably requested by the Administrative Agent; and

(xii)    properly completed and signed IRS Form W‑8 or W-9, as applicable, for each Montage Loan Party.

(d)    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable to them on or prior to the Montage Merger Effective Date, including (i) all fees required to be paid on the Montage Merger Effective Date pursuant to that certain Fee Letter, dated as of the Amendment No. 8 Effective Date, by and between the Borrower and the Administrative Agent and (ii) to the extent invoiced at least one Business Day prior to the Montage Merger Effective Date, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document (including the reasonable fees, disbursements and other charges of Sidley Austin LLP, counsel to the Administrative Agent).

(e)    All consents or approvals required to be obtained from any Governmental Authority in connection with the joinder of the Montage Loan Parties as Loan Parties contemplated hereby shall have been obtained and be in full force and effect.
(f)    No action or proceeding against any Montage Loan Party or its Properties is pending or threatened in any court or before any Governmental Authority seeking to enjoin or prevent the joinder of the Montage Loan Parties as Loan Parties.

(g)    If requested by the Administrative Agent or any Lender at least five (5) Business Days prior to the Montage Merger Effective Date, the Administrative Agent or such Lender shall have received all documentation and other information required by regulatory authorities or as may be required by the internal policies of the Administrative Agent or such Lender with respect to the Montage Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(h)    The Administrative Agent shall have received evidence reasonably satisfactory to it that the principal of and interest on all loans and other obligations accrued or owing under the Montage Credit Agreement shall have been paid in full, all commitments thereunder shall have been terminated and all Liens securing such obligations shall have been released (which payment, termination and release may be contemporaneous with the satisfaction of the conditions under this Section 9 and the application of proceeds of any Borrowings to occur on the Montage Merger Effective Date).

The Administrative Agent shall notify the Borrower, the Lenders and the Issuing Banks of the Montage Merger Effective Date, and such notice shall be conclusive and binding.

Notwithstanding anything to the contrary herein, the Montage Merger Effective Date (including, for the avoidance of doubt, the Montage Merger Effective Date Redetermination)

shall not occur unless the conditions in this Section 9 are satisfied (or waived pursuant to Section 9.02 of the Credit Agreement) on or before February 12, 2021. For the purpose of determining satisfaction of the conditions specified in this Section 9, each Lender that has signed and delivered this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 9 unless the Administrative Agent shall have received written notice from such Lender prior to the Montage Merger Effective Date specifying its objection thereto.

Section 10.     Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, before and after giving effect to each of the amendments set forth in this Amendment on the Amendment No. 8 Effective Date:

(a)    the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (or, in the case of any such representations and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties are true and correct in all respects) on and as of the Amendment No. 8 Effective Date, except to the extent made as of a specific date, which representations and warranties shall have been true and correct in all material respects as of such specific date (or, in the case of any such representation and warranties that are qualified as to materiality or Material Adverse Effect in the text thereof, such representations and warranties shall have been true and correct in all respects as of such specific date); and

(b)    no Default or Event of Default has occurred and is continuing on the Amendment No. 8 Effective Date.

Section 11.    Issuing Bank Agreement. Pursuant to Section 2.04(k) of the Credit Agreement, the Borrower hereby provides notice to the Administrative Agent and the Lenders of its designation of Bank of Montreal, Truist Bank and PNC Bank, National Association (each, an “Additional Issuing Bank” and collectively, the “Additional Issuing Banks”) as additional Issuing Banks, and that each Additional Issuing Bank has accepted such appointment. The Additional Issuing Banks, the Borrower and the Administrative Agent agree that this Amendment shall constitute an Issuing Bank Agreement as described in Section 2.04(k) of the Credit Agreement, to be effective as of the Montage Merger Effective Date. Accordingly, from and after the Montage Merger Effective Date, (a) each Additional Issuing Bank shall have all the rights and obligations of an Issuing Bank under the Credit Agreement and the other Loan Documents, (b) references in the Credit Agreement and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include each Additional Issuing Bank in its capacity as an Issuing Bank, and (c) the LC Issuance Limits of each Additional Issuing Bank are as forth on Schedule 1.01B of the Credit Agreement, as amended by this Amendment.

Section 12.     Confirmation of Loan Documents. Except as expressly contemplated hereby, the terms, provisions, conditions and covenants of the Credit Agreement, as amended by this Amendment, and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not, except as expressly set forth in this Amendment, operate as a waiver of, consent to or amendment of any term, provision, condition or covenant thereof. Without limiting the generality of the foregoing, except pursuant hereto or as expressly contemplated or amended hereby, nothing contained herein shall be deemed: (a) to constitute a waiver of compliance or consent to noncompliance by any Loan Party with respect to any term, provision, condition or covenant of the Credit Agreement or any other Loan Document; (b) to prejudice any right or remedy that the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document; or (c) to constitute a waiver of compliance or consent to noncompliance by the Borrower with respect to the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents made the subject hereof.

Section 13.    Ratification of Collateral Documents. The Borrower hereby acknowledges and ratifies, on behalf of itself and each other Loan Party, the existence and priority of the Liens granted by the Loan Parties in and to the Collateral in favor of the Secured Parties and represents and warrants, on behalf of itself and each other Loan Party, that such Liens and security interests are valid, existing and in full force and effect. The Borrower hereby ratifies and confirms, on behalf of itself and each other Loan Party, each Loan Party’s obligations under the Collateral Documents to which such Loan Party is a party and hereby represents and acknowledges, on behalf of itself and each other Loan Party, that the Loan Parties have no claims, counterclaims, offsets, credits or defenses to the Loan Documents or the performance of their obligations thereunder. Furthermore, the Borrower agrees, on behalf of itself and each other Loan Party, that nothing contained in this Amendment shall adversely affect any right or remedy of the Administrative Agent or the Lenders under the Collateral Documents or any of the other Loan Documents. Finally, the Borrower hereby represents and warrants, on behalf of itself and each other Loan Party, that the execution and delivery of this Amendment and the other documents executed in connection herewith shall in no way change or modify its or any other Loan Party’s obligations as a debtor, pledgor, assignor, obligor, grantor, mortgagor and/or chargor under any Collateral Document and the other Loan Documents and shall not constitute a waiver by the Administrative Agent or the Lenders of any of their rights against any Loan Party.

Section 14.     Effect of Amendment. From and after the Amendment No. 8 Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the “Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement. From and after the Montage Merger Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the “Credit Agreement” in the Loan Documents and any and all other agreements, instruments, documents, notes, certificates, guaranties and other writings of every kind and nature shall be deemed to mean the Credit Agreement, giving effect to the matters provided for in Sections 4, 5, 6, 7 and 11 of this Amendment. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

Section 15.    Costs and Expenses. Pursuant to the terms of Section 9.03 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates in connection with the preparation, execution and enforcement of this Amendment.

Section 16.    Choice of Law. This Amendment and all other documents executed in connection herewith and the rights and obligations of the parties hereto and thereto, shall be construed in accordance with and governed by the law of the State of New York.

Section 17.    Counterparts; Integration; Effectiveness. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment, the Credit Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective on the Amendment No. 8 Effective Date, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Amendment that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 18.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

[Remainder of page intentionally left blank; signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY,
a Delaware corporation

By: /s/ Michael Hancock
Name: Michael Hancock
Title: VP, Finance and Treasurer

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, a Lender and an Increasing
Lender

By: /s/ Arina Mavilian
Name: Arina Mavilian
Title: Executive Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

BANK OF AMERICA, N.A., as a Lender and an
Increasing Lender

By: /s/ Raza Jafferi
Name: Raza Jafferi
Title: Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

WELLS FARGO BANK, N.A., as a Lender and an
Increasing Lender

By: /s/ Edward Park
Name: Edward Park
Title: Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

CITIBANK, N.A., as a Lender and an Increasing
Lender

By: /s/ Ivan Davey
Name: Ivan Davey
Title: Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

MUFG BANK, LTD.,
as a Lender and an Increasing Lender

By: /s/ Traci Bankston
Name: Traci Bankston
Title: Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

MIZUHO BANK, LTD., as a Lender and an
Increasing Lender

By: /s/ Edward Sacks
Name: Edward Sacks
Title: Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

ROYAL BANK OF CANADA,
as a Lender and an Increasing Lender

By: /s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

BANK OF MONTREAL,
as a Lender and an Increasing Lender

By: /s/ Hill Taylor
Name: Hill Taylor
Title: Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

SUMITOMO MITSUI BANKING
CORPORATION,
as a Lender and an Increasing Lender

By: /s/ Michael Maguire
Name: Michael Maguire
Title: Managing Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

BBVA USA,
as a Lender and an Increasing Lender

By: /s/ Gabriela Azcarate
Name: Gabriela Azcarate
Title: Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

CRÉDIT AGRICOLE CORPORATE AND
INVESTMENT BANK,
as a Lender and an Increasing Lender

By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By: /s/ Ting Lee
Name: Ting Lee
Title: Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

CANADIAN IMPERIAL BANK OF
COMMERCE, NEW YORK BRANCH
as a Lender and an Increasing Lender

By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By: /s/ Scott W. Danvers
Name: Scott W. Danvers
Title: Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

TRUIST BANK
as a Lender and an Increasing Lender

By: /s/ James Giordano
Name: James Giordano
Title: Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

FIFTH THIRD BANK,
as a Lender and an Increasing Lender

By: /s/ Larry Hayes
Name: Larry Hayes
Title: Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH,
as a Lender and an Increasing Lender

By: /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By: /s/ Christopher Zybrick
Name: Christopher Zybrick
Title: Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

HSBC BANK USA, N.A., as a Lender and an
Increasing Lender

By: /s/ Shaun R. Kleinman
Name: Shaun R. Kleinman
Title: Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

REGIONS BANK,
as a Lender and an Increasing Lender

By: /s/ Cody Chance
Name: Cody Chance
Title: Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and an Increasing Lender

By: /s/ Kyle T. Helfrick
Name: Kyle T. Helfrick
Title: Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

CITIZENS BANK, N.A.,
as a Lender and an Increasing Lender

By: /s/ David Stye
Name: David Stye
Title: Managing Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

ABN AMRO Capital USA LLC,
as a Lender and an Exiting Lender

By: /s/ Darrell W. Holley
Name: Darrell W. Holley
Title: Managing Director

By: /s/ David Montgomery
Name: David Montgomery
Title: Managing Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

ING CAPITAL LLC,
as a Lender and an Exiting Lender

By: /s/ Juli Bieser
Name: Juli Bieser
Title: Managing Director

By: /s/ Lauren Gutterman
Name: Lauren Gutterman
Title: Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

NATIXIS, NEW YORK BRANCH,
as a Lender and an Exiting Lender

By: /s/ Peter Bayard
Name: Peter Bayard
Title: Managing Director

By: /s/ Ajay Prakash
Name: Ajay Prakash
Title: Director

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

KEYBANK NATIONAL ASSOCIATION,
as a Lender and an Exiting Lender

By: /s/ George E. McKean
Name: George E. McKean
Title: Senior Vice President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

GOLDMAN SACHS LENDING PARTNERS
LLC, as a Lender and an Increasing Lender

By: /s/ Jacob Elder
Name: Jacob Elder
Title: Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

MORGAN STANLEY SENIOR FUNDING, INC.,
as a Lender and an Increasing Lender

By: /s/ Julie Lilienfeld
Name: Julie Lilienfeld
Title: Authorized Signatory

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

SHELL TRADING RISK MANAGEMENT, LLC,
as a Lender and an Increasing Lender

By: /s/ Carla E. Vincitore
Name: Carla E. Vincitore
Title: President

Signature Page to Amendment No. 8 to Credit Agreement
(Southwestern Energy Company)

ANNEX I

SCHEDULE 1.01A

PRICING SCHEDULE

Level	Facility Usage	Eurodollar Margin	ABR Margin	Commitment Fee Rate
I	Greater than or equal to 90%	2.75%	1.75%	0.500%
II	Greater than or equal to 75% but less than 90%	2.50%	1.50%	0.500%
III	Greater than or equal to 50% but less than 75%	2.25%	1.25%	0.500%
IV	Greater than or equal to 25% but less than 50%	2.00%	1.00%	0.375%
V	Less than 25%	1.75%	0.75%	0.375%

Annex I

ANNEX II

Exiting Lenders

ING Capital LLC

Natixis, New York Branch
ABN Amro Capital USA LLC

KeyBank National Association

Increasing Lenders

JPMorgan Chase Bank, N.A.
Bank of America, N.A.
Wells Fargo Bank, National Association
Citibank, N.A.
MUFG Bank, Ltd.
Mizuho Bank, Ltd.
Royal Bank of Canada
Bank of Montreal
Sumitomo Mitsui Banking Corporation
Crédit Agricole Corporate and Investment Bank
Canadian Imperial Bank of Commerce, New York Branch
BBVA USA
Credit Suisse AG, Cayman Islands Branch
Fifth Third Bank
PNC Bank, National Association
Citizens Bank, N.A.
HSBC Bank USA, N.A.
Regions Bank
Goldman Sachs Lending Partners LLC
Morgan Stanley Senior Funding, Inc.
Shell Trading Risk Management, LLC
Truist Bank

Annex II

ANNEX III

SCHEDULE 2.01

LENDER	COMMITMENT
JPMorgan Chase Bank, N.A.	$128,000,000
Bank of America, N.A.	$128,000,000
Wells Fargo Bank, National Association	$128,000,000
Citibank, N.A.	$128,000,000
MUFG Bank, Ltd.	$128,000,000
Mizuho Bank, Ltd.	$128,000,000
Royal Bank of Canada	$128,000,000
Truist Bank	$128,000,000
Bank of Montreal	$128,000,000
PNC Bank, National Association	$128,000,000
Crédit Agricole Corporate and Investment Bank	$110,000,000
Sumitomo Mitsui Banking Corporation	$72,500,000
Canadian Imperial Bank of Commerce, New York Branch	$72,500,000
Credit Suisse AG, Cayman Islands Branch	$72,500,000
BBVA USA	$72,500,000
Citizens Bank, N.A.	$72,500,000
HSBC Bank USA, N.A.	$72,500,000
Fifth Third Bank	$70,000,000
Regions Bank	$50,000,000
Goldman Sachs Lending Partners LLC	$40,000,000
Morgan Stanley Senior Funding, Inc.	$10,000,000
Shell Trading Risk Management, LLC	$5,000,000
AGGREGATE COMMITMENTS	$2,000,000,000

Annex III

ANNEX IV

SCHEDULE 1.01B

LC ISSUANCE LIMITS

ISSUING BANK	LC ISSUANCE LIMIT

JPMorgan Chase Bank, N.A.	$50,000,000.00
Citibank, N.A.	$50,000,000.00
Mizuho Bank, Ltd.	$50,000,000.00
Bank of America, N.A.	$50,000,000.00
Wells Fargo Bank, National Association	$50,000,000.00
MUFG Bank, Ltd.	$50,000,000.00
Royal Bank of Canada	$50,000,000.00
Bank of Montreal	$50,000,000.00
Truist Bank	$50,000,000.00
PNC Bank, National Association	$50,000,000.00

Annex IV

ANNEX V

SCHEDULE 2.04A

MONTAGE LETTERS OF CREDIT

Issuing Bank	Beneficiary	Letter of Credit Amount	Issue Date
Bank of Montreal	Columbia Gas Transmission, LLC	$13,468,500.00	5/19/2014
Bank of Montreal	Equitrans LP	$1,300,000.00	4/1/2019
Bank of Montreal	Rockies Express Pipeline LLC	$14,400,000.00	4/19/2019

Annex V

ANNEX VI

Montage Loan Parties

1. Eclipse Resources I, LP, a Delaware limited partnership

2. Eclipse Resources-Ohio, LLC, a Delaware limited liability company

3. Triad Hunter, LLC, a Delaware limited liability company

4. Eclipse Resources-PA, LP, a Delaware limited partnership

Annex VI